SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 11, 1997


                            Uroplasty, Inc.
            (Exact name of registrant as specified in its charter)


Minnesota                    000-20989            41-1719250
(State or other juris-	  	   (Commission File   		(IRS Employer
diction of incorporation)	   Number)              Identification No.)

2718 Summer Street N.E., Minneapolis, Minnesota   55413
(Address of principal executive offices)          (Zip Code)

Registrant`s telephone number, including area code:	(612) 378-1180

Not applicable
(Former name or former address, if changed since last report)




Item 5.    Other Events.

   On July 11, 1997, the Registrant's second largest shareholder, the Bioplasty Product Claimants Trust (the "Trust"), which prior to such date owned 640,000 shares, or 17.5% of the Registrant's outstanding shares of common stock, sold such shares to a group of investors (the "Investors"). In connection with such transaction, the Trust sold to the Investors its interest in that certain Promissory Note, dated March 30, 1994, which, at March 31, 1997, had a principal balance outstanding of $496,000.

   Concurrently with the sale of the 640,000 shares to the Investors, the Registrant agreed to convert and did convert the Note into 496,000 shares of Common Stock, at a conversion ratio of $1.00 per share.

   The Investors consisted of 34 individuals, retirement accounts and corporations located primarily in the Minneapolis/St. Paul, Minnesota area. Except for 36,480 shares sold by the Trust under Rule 144, each of the stock certificates representing shares delivered to the Investors bore a restrictive legend and was made subject to a Stop Transfer Order.

   As a result of this transaction, the Company will have 4,145,525 shares of common stock outstanding.


                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UROPLASTY, INC.

Dated: July 18, 1997                      By: /s/ Daniel G. Holman
                                          Daniel G. Holman, President, CEO